Exhibit 10.7

CLOSING CERTIFICATE OF SELLER/DEBTOR

The undersigned, being an authorized representative of DayStar Technologies, Inc., a Delaware corporation (the “Seller”), hereby warrants, represents, and certifies, in connection with the issuance by Seller of the Secured Convertible Promissory Note in the aggregate amount of $500,000 (the “Note”) and the Warrant for the Purchase of Shares of Common Stock (“Warrant”) to John Gorman (“Purchaser”) and acknowledging that the Purchaser is relying upon the accuracy of the following certifications in accepting the Note and Warrant, as follows:

The Seller has been organized as a Delaware corporation under the laws of the State of Delaware pursuant to a Certificate of Incorporation, dated February 19, 1997, a true and correct copy of which is attached hereto as Exhibit “A”, and which agreement is in full force and effect and has been amended and restated on November 3, 2003, June 26, 2006, May 7, 2008 and October 8, 2008. The Seller is validly existing and in good standing under the laws of the State of California. True and correct copies of the Certificate of Existence and Certificate of Good Standing from the State of California are attached hereto as Exhibit “B”.

1. Attached as Exhibit “C” is a copy of the Seller’s written authorization of the “Seller Representative” regarding issuance of certain agreements and other documents and authorizing execution of same in connection with the financing evidenced by the Note and such authorization has not been amended, altered, or repealed and is still in full force and effect on the date hereof.

2. The documents listed below and all other documents and agreements executed by the Seller in connection therewith are hereinafter collectively called the “Seller Documents.” The Seller Documents have been duly authorized, executed, and delivered in the name and on behalf of the Seller by its duly authorized Seller Representative pursuant to the above, and have not been amended, modified, or rescinded as of the date hereof.

Document	Date
Secured Convertible Promissory Note (the “Note”)	February 11, 2010
Security Agreement (the “Security Agreement”)	February 11, 2010
Warrant for the Purchase of share of Common Stock (the “Warrant”)	February 11, 2010
Registration Rights Agreement (the “Registration Agreement”)	February 11, 2010
Purchase Agreement (the “Purchase Agreement”)	February 11, 2010

The Seller hereby confirms and ratifies the “as of” date of February 11, 2010 for certain of the Seller Documents described above. The Seller is validly existing and in good standing under the laws of the State of Delaware and all other states necessary for the operation of Seller’s business. The due performance of the Seller Documents have been authorized by Seller.

3. The person(s) named on Exhibit “D” were on the date or dates of the execution of each of the Seller Documents and is on the date hereof, a duly selected Seller Representative, having authority to execute all Seller Documents and all documents in connection therewith on the Seller’s behalf and the signature appearing opposite his name is his genuine signature.

4. Other than as previously disclosed in Seller’s Current Report filed on Form 8-K on January 26, 2010, neither the Seller, nor any controlling person of the Seller, is in default under and is not violating any material provisions of any indenture, mortgage, lien, agreement, contract, deed, lease, loan agreement, note, order, judgment, decree, or other instrument or restriction of any kind or character to which they are a party or by which they are bound, or to which they or any of their assets are subject. Neither the execution and delivery of any of the Seller Documents nor compliance with the terms, conditions, and provisions of such instruments will conflict with or result in the breach of, or constitute a default under, any of the foregoing.

5. Other than as previously disclosed in Seller’s Quarterly Report filed on Form 10-Q November 9, 2009, the Seller is not in default in the payment of the principal of or interest on any of its or their indebtedness for borrowed money and is not in default under any instrument or agreement under and subject to which any indebtedness for borrowed money has been issued, and no event has occurred and is continuing under the provisions of any such instrument or agreement which, with the lapse of time or the giving of notice, or both, would constitute a default or an event of default thereunder.

6. Other than as previously disclosed in Seller’s Quarterly Report filed on Form 10-Q November 9, 2009 and Current Report filed on Form 8-K on January 26, 2010, there is no action, suit, proceeding, or investigation at law or in equity, or before or by any public body pending or, to the knowledge of the Seller or any controlling person of the Seller, threatened against or affecting the Seller, or any controlling person of the Seller (or to the knowledge of the Seller or any controlling person of the Seller any basis therefor) wherein an unfavorable decision, ruling or finding would adversely affect any of the Seller Documents, or the transactions contemplated by the Seller Documents, or the validity of the Note, the resolution adopted by the Board of Directors of the Company authorizing the issuance of the Note, or which would affect the ability of the Seller, or any controlling person of the Seller, to execute and deliver the Seller Documents or comply with the terms of the Seller Documents.

7. The Seller hereby acknowledges receipt of executed counterparts of the Seller Documents, and the Seller agrees to pay all sums which are assigned in the Note in accordance with the provisions of the Note.

8. The covenants, representations, and warranties made by the Seller in the Seller Documents are true and correct as of the date hereof.

9. Any consent, approval, or authorization of, or filing, registration, or qualification with, any governmental authority on the part of the Seller which may be required in connection with the execution and delivery of any of the Seller Documents, or the offer, sale, issue, and delivery of the Note and Warrant have been, or will be obtained.

10. The Seller will use the proceeds from the sale of the Note for the purposes set forth in the Purchase Agreement.

11. The Seller Documents are in substantially the form approved by or on behalf of the Seller and the Seller Documents are valid and binding obligations of the Seller; the covenants, representations, and warranties made by the Seller in the Seller Documents are true and correct in all material respects as of the date hereof; the execution and delivery of the Seller Documents and the performance by the Seller of its obligations thereunder shall not constitute a breach or default under its company agreement or the terms and provisions of any agreement or commitment to which the Seller is presently a party or by which the Seller is presently bound.

12. The Seller is in receipt as of the date of this Certificate of all necessary permits and approvals of governmental bodies or agencies with respect to the issuance or sale of the Note.

13. Since the formation of the Seller there has not been any event which has or will result in a material adverse change in the business, properties, financial position, or results of operations of the Seller, the Seller has not incurred any material liability which will adversely affect the transactions described herein.

14. The Seller is not now in default, as to principal or interest with respect to any obligations issued by the Seller or successor to the Seller.

15. The Seller has its business headquarters in the State of California. All addresses stated in the Seller Documents are true and correct.

(SIGNATURES ON FOLLOWING PAGE)

IN WITNESS WHEREOF, the undersigned have hereunto set their signatures this 11th day of February 2010.

DayStar Technologies, Inc., a Delaware corporation

By:	\s\ William S. Steckel
Name:	William S. Steckel
Title:	Chief Executive Officer

SIGNATURE PAGE TO GENERAL CERTIFICATE OF SELLER

EXHIBIT A

Certificate of Formation

EXHIBIT B

Certificate of Existence

and

Certificate of Good Standing

EXHIBIT C

Written Authorization of Seller Representative

William S. Steckel is hereby authorized to act as the “Seller Representative” on behalf of Daystar Technologies, Inc. with respect to the issuance and execution of all agreements and documents in connection with the Secured Convertible Promissory Note in the principal amount of $500,000, the Warrant, and all other Seller Documents defined in the Closing Certificate of Seller.

DAYSTAR TECHNOLOGIES, INC.

By:	\s\ William S. Steckel
Name:	William S. Steckel
Title:	Chief Executive Officer

EXHIBIT D

Seller Representative

NAME AND TITLE	SIGNATURE

William S. Steckel, Chief Executive Officer	\s\ William S. Steckel

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